Exhibit 99.1

DSP Group, Inc. Reports Second Quarter 2010 Earnings

SAN JOSE, Calif., July 29, 2010—DSP Group, Inc. (NASDAQ: DSPG), a leading global provider of wireless chipset solutions for converged communications at home, announced today its results for the second quarter ended June 30, 2010.

Second Quarter Results:

Revenues for the second quarter of 2010 were $60,846,000, an increase of 17% from revenues of $52,020,000 for the second quarter of 2009. Net loss for the second quarter of 2010 was $367,000, as compared to net loss of $1,677,000 for the second quarter of 2009. Loss per share for the second quarter of 2010 was $0.02 per share, as compared to a loss of $0.07 per share for the second quarter of 2009.

Non-GAAP Results:

Non-GAAP net income and diluted EPS for the second quarter of 2010 were $4,354,000 and $0.18 per share, respectively, as compared to non-GAAP net income of $718,000 and diluted EPS of $0.03 per share for the second quarter of 2009. Non-GAAP net income and diluted EPS for the second quarter of 2010 excluded the impact of amortization of acquired intangible assets of $2,488,000 associated with the acquisition of NXP’s CIPT business and equity-based compensation expenses of $2,233,000. Non-GAAP net income and diluted EPS for the second quarter of 2009 excluded the impact of amortization of acquired intangible assets of $3,058,000 associated with the acquisition of NXP’s CIPT business; equity-based compensation expenses of $2,825,000; and a tax benefit of $3,488,000 resulting from a partial reversal of tax reserves.

Ofer Elyakim, CEO of DSP Group, stated “Our results for the second quarter reflects solid execution and a continued improvement in our business; sales of our DECT products grew sequentially and year over year for both the U.S. and European end markets. We ended the quarter with non-GAAP operating income of approximately $4 million and a strong balance sheet of $121 million in cash and equivalents. Moreover, having focused our R&D resources over the last several quarters on developing our next generation products, we are excited to announce that during the third quarter of 2010 several new innovative products based on our XpandR platform are expected to be launched worldwide.”

The Company believes that the non-GAAP presentation of net income and diluted EPS presented in this press release is useful to investors in comparing results for the quarter ended June 30, 2010 to the same period in 2009 because the exclusion of the above noted expenses may provide a more meaningful analysis of the Company’s core operating results. Further, the Company believes it is useful to investors to understand how the expenses associated with equity-based compensations expenses are reflected on its statements of income.

Forward Looking Statements

This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including Mr. Elyakim’s statements about XpandR-based products launching in the third quarter. These forward-looking statements are based on current expectations and DSP Group assumes no obligation to update this information. In addition, the events described in these forward-looking statements may not actually arise as a result of various factors, including the sustainability of the market recovery; unexpected delays in the introduction of new products; especially the new generation of multimedia products; fluctuations in gross margins associated with the sale of existing products; the impact of reductions in lead times and inventory levels by DSP Group customers and their customers; slower than expected change in the nature of residential communications domain; DSP Group’s inability to develop and produce new products at competitive costs and in a timely manner or failure of such products to achieve broad market acceptance; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2009 as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s Web site (www.dspg.com) under Investor Relations.

About DSP Group

DSP Group, Inc. (NASDAQ: DSPG) is a leading global provider of wireless chipset solutions for converged communications at home. Delivering system solutions that combine semiconductors and software with reference designs, DSP Group enables consumer electronics (CE) manufacturers to cost-effectively develop new revenue-generating applications with fast time to market. At the forefront of semiconductor innovation and operational excellence for over two decades, and with a growing share of the wireless home telephony market, DSP Group provides a broad portfolio of wireless chipsets integrating DECT, Wi-Fi, PSTN and VoIP technologies with state-of-the-art application processors. Enabling converged voice, audio, video and data connectivity across diverse consumer products – from cordless and VoIP phones to home gateways and connected multimedia screens – DSP Group proactively partners with CE manufacturers to shape the future of converged communications at home. For more information, visit www.dspg.com.

Earnings conference call

DSP Group has scheduled a conference call for 8:30 AM ET today to discuss the financial results for the second quarter of 2010 and invites you to listen to a live broadcast over the Internet. The broadcast can be accessed by all interested parties through the Investor Relations section (investor message board) of DSP Group’s Web site at www.dspg.com or link to: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=101665&eventID=3209816

If you cannot join the call, you may listen to the replay, which will be available for one week after the call on DSP Group’s Web site or by calling the following numbers:

•	US Dial-In # 1-888-286-8010 (passcode: 30127868)

•	International Dial-In # 1-617-801-6888 (passcode: 30127868)

For more information, please contact Orly Garini-Dil, +1-408-240-6839, or email: orly.garini@dspg.com

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Product revenues and other	$60,846	$52,020	$116,956	$91,934
Cost of product revenues and other	37,592	32,940	70,113	59,444

Gross profit	23,254	19,080	46,843	32,490
Operating expenses:
Research and development	13,541	13,632	27,032	27,368
Sales and marketing	4,226	4,284	8,671	8,801
General and administrative	3,615	3,926	7,377	7,740
Amortization of intangible assets	2,488	3,058	4,985	6,105

Total operating expenses	23,870	24,900	48,065	50,014

Operating loss	(616)	(5,820)	(1,222)	(17,524)
Other income:
Interest and other income, net	263	582	688	1,184

Loss before provision for income taxes	(353)	(5,238)	(534)	(16,340)
Income tax expenses (benefit)	14	(3,561)	17	(3,972)

Net Loss	$(367)	$(1,677)	$(551)	$(12,368)

Net loss per share:
Basic	$(0.02)	$(0.07)	$(0.02)	$(0.51)
Diluted	$(0.02)	$(0.07)	$(0.02)	$(0.51)

Weighted average number of shares of common stock used in the computation of:
Basic	23,149	22,734	23,128	24,408
Diluted	23,149	22,734	23,128	24,408

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (NON-GAAP)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Product revenues and other	$60,846	$52,020	$116,956	$91,934
Cost of product revenues and other	37,425	32,745	72,244	59,041

Gross profit	23,421	19,275	44,712	32,893
Operating expenses:
Research and development	12,422	12,229	24,530	24,391
Sales and marketing	3,901	3,816	7,903	7,875
General and administrative	2,993	3,167	5,939	6,201

Total operating expenses	19,316	19,212	38,372	38,467

Operating income (loss)	4,105	63	6,340	(5,574)
Other income:
Interest and other income, net	263	582	688	1,184

Income (loss) before provision for income taxes	4,368	645	7,028	(4,390)
Provision for income taxes (income tax benefit)	14	(73)	17	(484)

Net income (loss)	$4,354	$718	$7,011	$(3,906)

Net earnings (loss) per share:
Basic	$0.19	$0.03	$0.30	$(0.16)
Diluted	$0.18	$0.03	$0.29	$(0.16)

Weighted average number of shares of common stock used in the computation of:
Basic	23,149	22,734	23,128	24,408
Diluted	23,837	22,901	23,768	24,408

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net loss	$(367)	$(1,677)	$(551)	$(12,368)
Equity-based compensation expense included in cost of product revenues and other	167	195	369	403
Equity-based compensation expense included in R&D	1,119	1,403	2,502	2,977
Equity-based compensation expense included in SG&A	947	1,227	2,206	2,465
Amortization of intangible assets related to NXP transaction	2,488	3,058	4,985	6,105
Reversal of a reserve that was determined to be no longer needed due to the expiration of applicable limitation statutes included in costs of goods sold	—	—	(2,500)	—
Tax benefit resulting from a partial reversal of tax reserves	—	(3,488)	—	(3,488)
Non-GAAP net income (loss)	$4,354	$718	$7,011	$(3,906)

Non-GAAP diluted earnings (loss) per share	$0.18	$0.03	$0.29	$(0.16)

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2010	December 31, 2009
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$31,409	$37,986
Restricted deposits	120	120
Marketable securities and short term deposits	34,977	19,567
Trade receivables, net	43,848	28,352
Inventories	15,473	12,427
Other accounts receivable and prepaid expenses	9,396	12,162
Deferred income taxes	—	178

Total current assets	135,223	110,792

Property and equipment, net	9,303	10,090

Long term marketable securities and deposits	54,678	65,392
Severance pay fund	9,535	9,521
Deferred income taxes	148	15
Intangible assets, net	15,370	20,473
Investment in other companies	2,200	2,200
Long term prepaid expenses and lease deposits	633	1,286

	82,564	98,887

Total assets	$227,090	$219,769

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$26,019	$18,309
Other current liabilities	20,543	24,470

Total current liabilities	46,562	42,779
Accrued severance pay	10,681	10,572
Accrued pensions	847	929

Total long term liabilities	11,528	11,501

Stockholders’ equity:
Common stock	23	23
Additional paid-in capital	330,656	325,579
Accumulated other comprehensive (loss) income	(38)	2,174
Less – Cost of treasury stock	(120,644)	(123,350)
Accumulated deficit	(40,997)	(38,937)

Total stockholders’ equity	169,000	165,489

Total liabilities and stockholders’ equity	$227,090	$219,769